Exhibit 10.8.4

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (“Third Amendment”) is made this 17th day of July, 2003, by and between DFW 5.01(a) Corporation, a Texas not for profit corporation certified to practice medicine by the Texas Board of Medicine pursuant to Section 5.01(a) of the Texas Medical Practices Act d/b/a AmeriPath Dallas (the “Company”) and Stephen W. Aldred, M.D. (the “Employee”).

W I T N E S S E T H

WHEREAS, the Company and the Employee entered into an Employment Agreement dated September 2, 1997 (the “Agreement”); and

WHEREAS, the Company and the Employee entered into an Amendment to Employment Agreement dated November 21, 2000 (the “First Amendment”); and

WHEREAS, the Company and the Employee entered into a second amendment to the Employment Agreement, by memorandum dated February 8, 2001 (the “Second Amendment”); and

WHEREAS, the Company and the Employee wish to again amend the Employment Agreement;

NOW, THEREFORE, in consideration of the Employee’s continued employment, the consideration set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Position. The second “WHEREAS” clause in the Agreement is amended by inserting the following language after the words “Doctor of Medicine specializing in Pathology”: “and as Southwest Regional Managing Director”.

3. Salary, Bonus and Benefits. Section 7 of the Agreement shall be amended to read:

“During the Term, in consideration for all services rendered for and on behalf of the Company:

(a) Base Salary. From June 1, 2003 until December 31, 2003, the Company shall pay the Employee a salary at the annual rate of $400,000. Commencing January 1, 2004, the Company shall pay the Employee a salary at the annual rate of $450,000. The Company will review the Employee’s salary in June of 2004 and, in the Company’s sole discretion, the Employee may be eligible for an additional salary increase at such time. All salary payable hereunder shall be payable in accordance with the Company’s regular payroll practices in effect from time to time.

(b) the Employee shall be eligible to participate in the Company’s Annual Bonus Plan (as defined in the First Amendment); and

(c) the Employee shall be entitled to fringe benefits comparable to those which the Company provides to other physician employees having tenure, experience, specialties, responsibilities, educational background and other qualifications similar to those of the Employee.”

4. Non-Competition and Non-Solicitation Agreement. Section 20 of the Agreement is amended to read:

“(a) The Company agrees that, during the course of the Employee’s employment, the Company will provide Employee with confidential and proprietary information from and concerning the Company. The Employee acknowledges that the Company has made and/or will make substantial investments in the development of the Company’s good will and in the Employee’s professional development. The capital expended to develop this good will directly benefits the Employee and should continue to do so in the event that the relationship between the Company and the Employee is terminated. Likewise, other capital investments made and to be made by the Company to assist in the Employee’s professional development (including but not limited to those items listed below) have conferred and will confer a direct economic benefit on the Employee. During the course of the Employee’s tenure with the Company, the Employee will have received the following economic benefits as a result of capital expenditures by the Company:

(1) Placement in an ongoing practice of pathology with an established revenue base.

(2) The opportunity to establish a professional relationship among clients served by the Company and its affiliates.

(3) Marketing support enabling the Employee to expand the Employee’s own pathology practice and to become known by additional clients.

(4) The provision of contract management to enable the Employee to obtain provider status in managed care plans.

(5) The opportunity to develop special areas of expertise leading to requests for consultations on specific areas of pathology practice.

(6) The establishment of methodologies, practice parameters and quality assurance programs to enhance the practice of pathology.

(7) The development and implementation of information systems and reporting formats, unique to the practice of pathology, to make the provision of pathology services more efficient, and to maximize the time available to the Employee for the performance of pathology (as opposed to attending to administrative functions).

(8) Financial support and practice coverage to facilitate participation in continuing education opportunities.

(9) Financial support and practice coverage enabling the Employee to pursue additional board certifications.

(10) Financial support and practice coverage to participate in professional development and professional associations.

(11) Participation in proprietary strategic planning sessions which focus on professional and business aspects of the practice of pathology and growth opportunities.

The Employee agrees that the Company is entitled to protect these business interests and investments and to prevent the Employee from using or taking advantage of the foregoing economic benefits to the Company’s detriment.

(b) Accordingly, the Employee specifically agrees that, during the Employee’s employment with the Company and during the Restricted Period (as defined in Subsection “c” below), the Employee shall not:

(1) engage in the practice of pathology within Dallas-Fort Worth Metropolitan Statistical Area or in any other County in the State of Texas in which employee has performed services for the Company, or any Affiliate of the Company, (the “Restricted Territory”), or

(2) from any facility or location, whether within or outside the Restricted Territory, knowingly: (i) perform pathology services for any patient, laboratory or health care provider located in the Restricted Territory for whom Employee has performed pathology services or had business dealings while employed by the Company; or (ii) perform pathology services for any patient, laboratory or health care provider who was or is a customer, client or patient of the Company, or any Affiliate of the Company, provided that Employee has provided pathology services or had business dealings with such customer, client, or patient while employed by the Company; except that it shall not be a violation of this Agreement for the Employee to perform pathology services in the Restricted Territory during the Restricted Period: (i) as an employee of a local, federal or state government or agency; (ii) in performing the Employee’s duties as a member of the United States military services or the National Guard; or (iii) on a locum tenens basis.

(c) As used in this Agreement, the term “Restricted Period” shall mean and include a period of two (2) years from the effective date of the Employee’s termination of employment with the Company (regardless of cause, reason or justification.)

(d) The Employee further agrees that during the Restricted Period the Employee will not knowingly, directly or indirectly: (i) solicit the employment of any employee, agent or consultant of the Company who was such at anytime during the twelve (12) months preceding the Employee’s termination of employment with the Company; or (ii) induce any employee of the Company to leave the employee of the Company, unless in each case the Employee obtains the prior written consent of the Company.

(e) In recognition of the substantial nature of such potential damages, the Employee agrees that the Company shall be entitled to specific performance of this provision, and to injunctive and other equitable relief, and that the Employee will be responsible for the payment of court costs and reasonable attorneys’ fees incurred by the Company in enforcing the covenant set forth herein, if such a violation occurs. This Section 20 shall survive the termination of this Agreement and the termination of the Employee’s employment with the Company. The Employee acknowledges that the enforcement of this covenant is not contrary to the public health, safety, or welfare in that the population in the areas set forth herein is adequately served by qualified pathologists. Further, the Employee acknowledges that the Employee’s breach of this covenant may cause irreparable injury to the Company.

(f) Notwithstanding anything to the contrary in this Agreement:

(1) The Company shall not deny the Employee access to a list of his patients whom the Employee has seen or treated within one year of the termination of this Agreement.

(2) The Company shall provide Employee access to medical records of the Employee’s patients upon authorization of the patient and any copies of medical records for a reasonable fee as established by the Texas Board of Medical Examiners under Section 159.008 of the Occupations Code.

(3) Any access to a list of patients or to patients’ medical records after the termination of this Agreement shall not require such list or records to be provided in a format different than that by which such records are maintained except by mutual consent of the Employee and the Company.

(4) The Employee is entitled to a buy out of this Non-Competition and Non-Solicitation Agreement at a reasonable price as agreed to by the Employee and the Company, or, at the option of either party, as determined by a mutually agreed upon arbitrator, or, in the case of an inability to agree, an arbitrator of the court whose decision shall be binding on the parties.

(5) The Employee will not be prohibited from providing continuing care and treatment to a specific patient or patients during the course of an acute illness subsequent to the termination of this Agreement.”

5. Conflicting Terms & Survival of Agreement. Except as specifically set forth herein, the Agreement, the First Amendment and the Second Amendment shall remain in full force and effect. In the event the terms of this Third Amendment shall conflict with the terms of the

Agreement, the First Amendment and/or the Second Amendment, then the terms of this Third Amendment shall control.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together constitute one documents.

7. Final Agreement. The Agreement, as amended by the First, Second and Third Amendments, constitutes the final agreement between the parties hereto and supercedes any prior or contemporaneous agreement or representation, oral or written, among them with respect to the matters set forth in the Agreement and the Amendments.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date set forth above.

COMPANY

AMERIPATH DALLAS, INC.

By:	/s/ James C. New
James C. New
Chairman, President and Chief Executive Officer

EMPLOYEE

/s/ Stephen W. Aldred, M.D.
Stephen W. Aldred, M.D.